                                                                  EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into as of the 18th day of November 1996, by and between COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation having offices at 150 East 58th Street, Suite 3400, New York, New York 10155 (the "Company"), and PAUL F. HANNESSON, an individual residing at 2361 Golf Brook Drive, West Palm Beach, Florida 33414 (the "Employee").

                                   WITNESSETH:


         WHEREAS, the Employee has substantial knowledge and experience relating to the management and operation of technology-driven developmental businesses, and the Company desires to obtain the full-time services of the Employee to serve in a senior executive capacity with the Company; and

         WHEREAS, the Employee is ready, willing and able to serve as a senior executive officer of the Company, all upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     Part A.      Employment.

         1. Duties. Subject to the terms and conditions of this Agreement, the Company shall employ the Employee and the Employee shall render services to the Company in the capacities and with the titles of Executive Chairman and Chief Executive Officer of the Company. In addition, the Employee shall serve in such capacity and have such title with such of the Company's subsidiaries as may be requested from time to time by the Company, without requirement of any additional compensation to the Employee,

         2. Full-Time Employment. Throughout the period of his employment hereunder, the Employee shall devote his full and entire professional and business time, attention, knowledge and skills to faithfully, diligently and to the best of his abilities perform his duties hereunder. It is expected that the Employee will render his services primarily from the Company's New York, New York office, provided that the Employee will engage in such travelling as may be reasonably required in connection with the performance of his duties hereunder,

         3. Director. The Company will cause the Employee to remain a member of the Board of Directors of the Company and each of its publicly-traded subsidiaries, for so long as the Employee remains the Company's Executive Chairman and Chief Executive Officer.

         4. Ability to Perform. The Employee hereby represents and warrants to the Company that he is under no legal disability and has entered into no agreements which in any way limit or render the Employee incapable of performing his obligations under this Agreement or his fiduciary duties as the Executive Chairman and Chief Executive Officer of the Company. The Employee further covenants that he will not impair his ability to carry out his obligations under this Agreement or his fiduciary duties as the President and Chief Operating Officer of the Company by entering into any agreement or in any way assisting others, directly or indirectly, to enter into any agreement which will violate the confidentiality and non-competition provisions of Part D of this Agreement.

     Part B.      Term of Employment: Termination of Agreement.

         1. Term. Subject to prior termination in accordance with the provisions hereof, the term of this Agreement shall commence on November 18, 1996 and shall continue through and including December 31, 1999 (the "Term").

         2. Termination For Cause. Anything contained in Section 1 of this Part B to the contrary notwithstanding, this Agreement may be terminated at the option of the Board of Directors of the Company (the "Board") for "Cause" (as hereinafter defined), effective upon the giving of written notice of termination to the Employee. As used herein, the term "Cause" shall mean and be limited to:

                  (a) any act committed by the Employee against the Company, or any of its subsidiaries or divisions, constituting: (i) fraud, (ii) misappropriation of corporate opportunity, breach of fiduciary duty or non-disclosure of a conflict of interest, (iii) self-dealing, (iv) embezzlement of funds, (v) felony conviction for conduct involving moral turpitude or other criminal conduct, or (vi) the disregard by the Employee of the reasonable directions of the Board; or

                  (b) the breach or default by the Employee in the performance of any material provision of this Agreement (including but not limited to Part D below); or

                  (c) alcoholism or any other form of addiction which impairs the Employee's ability to perform his duties hereunder.

         3. Death or Disability. Anything contained in Section 1 of this Part B to the contrary notwithstanding, this Agreement may be terminated by the
Company: (i) upon the death of the Employee, or (ii) on thirty (30) days' prior written notice to the Employee, in the event that the Employee shall be physically or mentally disabled or impaired so as to prevent him from continuing the normal and proper performance of his duties and responsibilities hereunder for a period of three (3) consecutive months. The initial determination as to whether the Employee is disabled or impaired shall be made by the physician regularly treating the condition causing the disability. The Company shall have the right to require the Employee to be examined by a physician duly licensed to practice medicine in the State in which the Employee has his primary residence to determine such physician's opinion as to the Employee's disability. If such physician's opinion differs from that of the physician treating the Employee, or a physician thereafter retained by the Employee, they shall forthwith select a third physician so licensed whose opinion, after examination and review of available information, shall be conclusive and binding upon all parties hereto. All costs of the physician regularly treating or thereafter retained by the Employee shall be paid by the Employee. All costs of the physician retained by the Company shall be paid by the Company. If a third physician is required, then the costs of that physician shall be paid by the Company.

         4. No Further Obligations. Upon any termination of this Agreement by the Company for "Cause" pursuant to Section 2 of this Part B, or by reason of the Employee's death or disability pursuant to Section 3 of this Part B, neither the Company nor any subsidiary or division thereof shall be liable for or be required to pay to the Employee any further remuneration, compensation or other benefits hereunder.

     Part C.      Compensation: Expenses.

         1. Base Salary. (a) For the first year (ending December 31, 1997) during which this Agreement is in force, the Employee's annual salary shall be $395,000, (b) for the second year (ending December 31, 1998), the Employee's annual salary shall be not less than $434,500, and (c) for the third year (ending December 31, 1999), the Employee's annual salary shall be not less than $477,950.

         2. Signing Bonus. As a signing bonus, upon the commencement of this Agreement, the Employee shall be (a) paid $150,000 in cash and (b) granted stock options to purchase 950,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). The Company further agrees to pay the Employee up to $225,000 of any tax liability that arises out of payments made to the Employee or stock options granted to the Employee under this Part C of this Agreement. Any payments required to be made under this Section 2 will be made in advance of the Employee's need for such funds, but in no event sooner than March 31, 1997, provided that (i) the Employee shall give the Company reasonable notice in advance of his need for such funds and (ii) the Employee shall present to the Company all supporting documentation therefor, including, without limitation, copies of his tax returns.

         3. Company Stock Options. In consideration for the Employee's entering into this Agreement with the Company, in addition to the stock options under paragraph 2 of this Part C, the Company is, as of the date hereof, granting to the Employee a stock option (the "Stock Option") to purchase an aggregate of 2,500,000 shares of Common Stock at an exercise price per share equal to the closing sale or bid price of the Common Stock as reported or quoted on the OTC Bulletin Board, Nasdaq Stock Market or American Stock Exchange, as the case may be, on the last trading day prior to the date hereof. Provided that the Employee is in the full-time employ of the Company on each date of exercise, such Stock Option will be exercisable as to 500,000 shares of Common Stock commencing on the first anniversary of the date hereof (the "Initial Vesting Date") and as to an additional 500,000 shares of Common Stock commencing on each of the four successive anniversaries of the Initial Vesting Date. The other terms and conditions of the Stock Option shall be as set forth in a separate Stock Option Agreement between the Company and the Employee. In addition, the Company acknowledges and agrees that the stock options to purchase 500,000 shares of Common Stock at an exercise price of $.53 per share currently held by the Employee will vest effective as of the date of this Agreement.

         4. Subsidiary stock Options. As additional consideration for the Employee's entering into this Agreement with the Company, the Company will from time to time in the future grant to the Employee five-year stock options to purchase common stock of each publicly-traded subsidiary of the Company in the amount of 1.00% of such subsidiary's total outstanding shares of common stock on the date that such subsidiary's stock is first publicly traded (giving effect, however, to dilution of the securities then being offered), in each case at an exercise price per share equal to the then-current fair market value per share on such date.

         5. Incentive Compensation. The Employee will be entitled to receive incentive compensation of up to $225,000 per year for achieving certain goals to be established and determined by the parties within 120 days after the date of this Agreement, but in no event shall such incentive compensation be less than $25,000 per year.

         6. Benefits. In addition to the foregoing compensation, the Employee shall, throughout the period of his employment hereunder, be eligible to participate in any and all group health, group life and/or other benefit plans generally made available by the Company to its employees, provided that nothing herein contained shall be deemed to require the Company to maintain or continue any particular plan or policy.

         7. Automobile Expenses. The Company shall provide the Employee with the full-time use of an automobile and shall be reimbursed by the Company, upon presentment of appropriate receipts and/or vouchers therefor, for all reasonable expenses related to such automobile, including but limited to, insurance, maintenance and garage. The Employee shall be responsible for any taxes payable by reason of the use and receipt of such automobile and reimbursements.

         8. Relocation Expense. As of the date hereof, the Employee maintains his primary residence in Florida, while the Company's headquarters are maintained in New York. Each of the Company and the Employee agrees that a relocation of the Employee's primary residence to the area of the Company's headquarters (a "Relocation") may be required, in which event the Employee agrees to effect such Relocation as expeditiously as possible. During the Term, and until Relocation, if any, is effected, the Company shall provide the Employee, at the Company's cost, with appropriate living quarters in the New York metropolitan area. If Relocation is required, the Company shall reimburse the Employee for all of his reasonable expenses customarily incurred in connection with (i) selling the Employee's present primary residence (including customary commission on such sale), (ii) purchasing and occupying a new primary residence and (iii) moving the Employee, his family and their physical assets.

         9. Vacation. The Employee shall be entitled to up to four (4) weeks of vacation per year, to be taken at such times as shall be mutually agreeable to the Company and the Employee, and so as not to unduly interfere with the business of the Company. The Employee may carry over, to the next annual period hereunder, up to two (2) weeks of unused vacation time as at the end of each year of the term of this Agreement.

         10. Expenses. In addition to the compensation set forth above, throughout the period of the Employee's employment hereunder, the Company shall also reimburse the Employee or cause the Employee to be reimbursed, upon presentment by the Employee to the Company of appropriate receipts and vouchers therefor, for any reasonable business expenses incurred by the Employee in connection with the performance of his duties and responsibilities hereunder; provided, however, that in order to be reimbursable hereunder, any such expense must be deductible (in whole or in part) by the Company for federal income tax purposes.

     Part D.      Confidentially: Non-Competition.  As a material inducement to cause the Company to enter into this Agreement, the Employee hereby covenants and agrees that:

         1. Confidential Information. The Employee shall, at all times during and subsequent to the Term, keep secret and retain in strictest confidence all confidential matters of the Company, and the "know-how", trade secrets, technical processes, inventions, equipment specifications, equipment designs, plans, drawings, research projects, confidential client lists, details of client, subcontractor or consultant contracts, pricing policies, operational methods, marketing plans and strategies, project development, acquisition and bidding techniques and plans, business acquisition plans, and new personnel acquisition plans of the Company and its subsidiaries and divisions (whether now known or hereafter learned by the Employee), except to the extent that (i) such information is generally available to the public without restriction, (ii) the Employee obtains confidentiality agreements with respect to such confidential information, (iii) the Employee is requested by the Board of Directors of the Company or a Committee thereof, or by the Chairman of the Company, to disclose such confidential information, (iv) such information is provided to a customer of the Company pursuant to a request received from such customer in the ordinary course of business, or (v) the Employee is under compulsion of either a court order or a governmental agency's or authority's inquiry, order or request to so disclose such information.

         2.       Property of the Company.

                  (a) Except as otherwise provided herein, all lists, records and other non-personal documents or papers (and all copies thereof) relating to the Company and/or any of its subsidiaries or divisions, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Employee, or made available to the Employee, are and shall be the property of the Company, and shall be delivered to the Company on the date of termination of the Employee's employment with the Company, or sooner upon request of the Company at any time or from time to time.

                  (b) All inventions, including any procedures, formulas, methods, processes, uses, apparatuses, patterns, designs, plans, drawings, devices or configurations of any kind, any and all improvements to them which are developed, discovered, made or produced, and all trade secrets and information used by the Company and/or its subsidiaries and divisions (including, without limitation, any such matters created or developed by the Employee during the term of this Agreement), shall be the exclusive property of the Company or the subject subsidiary, and shall be delivered to the Company or the subject subsidiary (without the Employee retaining any copies, components or records thereof) on the date of termination of the Employee's employment with the Company; provided, however, that nothing herein contained shall be deemed to grant to the Company any property rights in any inventions or other intellectual property which may at any time be developed by the Employee which is wholly unrelated to any business then engaged in or under development by the Company.

         3. Employees of the Company. The Employee shall not, at any time (whether during the term of this Agreement or at any time thereafter), directly or indirectly, for or on behalf of any business enterprise other than the Company and/or its subsidiaries and affiliates, solicit any employee of the Company or any of its subsidiaries to leave his or her employment with the Company or such subsidiary, or encourage any such employee to leave such employment, without the prior written approval of the Company in each instance.

         4. Non-Competition. For so long as the Employee shall be receiving any compensation or remuneration under this Agreement, and for a further period of one (1) year thereafter, the Employee shall not, directly or indirectly, whether individually or as an employee, stockholder (other than the passive ownership of up to 5% of the capital stock of a publicly traded corporation), partner, joint venturer, agent or other representative of any other person, firm or corporation, engage or have any interest in any business (other than the Company or any of its subsidiaries or affiliates) which, in any country in which the Company or any of its subsidiaries or divisions does or solicits business during the Term, is engaged in or derives any revenues from performing any functionally equivalent services or marketing any functionally equivalent products as those services provided and products marketed by the Company or any of its subsidiaries or divisions during the Term.

         5. Severability of Covenants. The Employee acknowledges and agrees that the provisions of this Part D are (a) made in consideration of the premises and undertakings of the Company set forth herein, (b) made for good, valuable and adequate consideration received and to be received by the Employee, and (c) reasonable and necessary, in terms of the time, geographic scope and nature of the restrictions, for the protection of the Company and the business and good will thereof. It is intended that the provisions of this Part D be fully severable, and in the event that any of the foregoing restrictions, or any portion of the foregoing restrictions, shall be deemed contrary to law, invalid or unenforceable in any respect by any court or tribunal of competent jurisdiction, then such restrictions shall be deemed to be amended, modified and reduced in scope and effect, as to duration and/or geographic area, only to that extent necessary to render same valid and enforceable (and in such reduced form, such provisions shall then be enforceable), and any other of the foregoing restrictions shall be unaffected and shall remain in full force and effect.

         6. Equitable Remedies. The parties hereby acknowledge that, in the event of any breach or threatened breach by the Employee of the provisions of this Part D, the Company will suffer irreparable harm and will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach, the Company may seek and obtain appropriate equitable relief to restrain or enjoin such breach or threatened breach and/or to compel compliance herewith.

     Part E.      Miscellaneous.

         1. Binding Effect. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Employee, the Company and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

         2. Notices. Except as may otherwise be provided herein, any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified mail, return receipt requested, addressed to a party at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice. Copies of all notices hereunder shall simultaneously be sent by first class post-paid mail to Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, Citicorp Center, 153 East 53rd Street, New York, New York 10022, Attn: Stephen A. Weiss, Esq.

         3. Waivers. Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith.

         4. Captions. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

         5. Governing Law. This Agreement, and all matters of disputes relating to the validity, construction, performance or enforcement hereof, shall be governed by, and construed under, the laws of the State of New York, without giving effect to principles of conflicts of laws thereof.

         6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

         7. Arbitration. Except for any court action or proceeding to obtain equitable relief in respect of the provisions of Part D above, any dispute involving the interpretation or application of this Agreement shall be resolved by final and binding arbitration before an arbitrator designated by, and mutually acceptable to, the Company and the Employee. In the event that the parties cannot agree to the appointment of a mutually acceptable arbitrator, the subject dispute shall be resolved by final and binding arbitration before one or more arbitrators designated by the American Arbitration Association in New York, New York, unless mutually agreed to otherwise. The award of any of such arbitrator(s) may be enforced in any court of competent jurisdiction.

         8.       Assignment.

                  (a) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

                  (b) The Employee may not assign or otherwise transfer any of his obligations or duties hereunder to any other person, firm or corporation, it being understood and agreed that this Agreement is intended to be for the personal services of the Employee only and of no other person.

                  (c) The Company shall have the right, at any time and from tune to time, to cause any payments required hereunder to be made by any subsidiary of the Company. Furthermore, the Company may assign this Agreement to any successor-in-interest who may acquire, whether by direct purchase, sale of securities, merger or consolidation, the assets, business or properties of the Company; provided that no such assignment shall relieve the Company of its duties and obligations to the Employee hereunder, without the prior written consent of the Employee.

         9. Superseding Effect. This Agreement supersedes and replaces any previous employment agreement entered into by the Employee with the Company or any subsidiary or affiliate thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                                         COMMODORE ENVIRONMENTAL SERVICES, INC.


                                         By: /s/ Bentley J. Blum
                                             ----------------------------------
                                             Bentley J. Blum
                                             Chairman of the Board


                                             /s/ Paul E. Hannesson
                                             ----------------------------------
                                                      Paul E. Hannesson